UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2006

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced, the Audit Committee of the Board of Directors of BEA Systems, Inc. (the “Company”) is conducting a review of the Company’s historical stock option grants. The Audit Committee, with the assistance of independent legal and forensic accounting experts, has reached a determination that, under applicable accounting principles, the actual measurement dates for certain stock options differed from the recorded measurement dates for such stock options. The Company expects that the difference in these measurement dates will result in material non-cash, stock-based compensation expenses. Accordingly, on November 30, 2006, the Company’s Audit Committee, after consultation with the Company’s management and Board of Directors, determined that the Company’s previously issued financial statements should no longer be relied upon. Consequently, the Company will restate previously issued financial statements as necessary.

The Audit Committee has not completed its work nor reached final conclusions, and is continuing its review of the circumstances that gave rise to the differences in option measurement dates. The Audit Committee has not reviewed all stock options for which the accounting measurement dates may have been incorrectly determined, nor determined the final aggregate amount of additional stock-based compensation expenses that may need to be recorded or the amount of such expenses that may need to be recorded in any specific prior period or in any future period.

The Audit Committee has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to liabilities on behalf of the Company which may have to be satisfied in any future period.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Audit Committee is making every effort to complete its review, and the Company will make every effort to become current in its public filings as soon as practicable following the completion of the Audit Committee’s review.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: December 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of December 4, 2006.